EXHIBIT 99.1

Blüm Holdings, Inc. Reports Third Quarter 2024 Financial Results, Highlighting Key Milestone in Debt Reduction, Continued Growth and Financial Stability

DOWNEY, California, Nov. 13, 2024 (GLOBE NEWSWIRE) -- Blüm Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm”, “Blüm Holdings,” “we” or “us”), a California-based cannabis retailer and brand operator, announced its financial results for the third quarter ended September 30, 2024. These results reflect substantial progress in financial stability, operational efficiency, and continued momentum across Blüm's core retail and brand segments.

On November 6, 2024, Unrivaled Brands, Inc. ("Unrivaled") and Halladay Holding, LLC ("Halladay Holding") entered Chapter 11 protection. This filing is limited to Unrivaled and Halladay Holding, meaning only their assets and liabilities are included in the Debtor-in-Possession estates. The value of the assets held by Unrivaled and Halladay Holding is unknown but estimated to be approximately $6.0 million at the time of filing and the total value of the liabilities is approximately $35.0 million. Blum Holdings, Inc., along with all other operations of the Company, remains unaffected by this filing and will continue its operations as usual outside of the Chapter 11 proceedings. As of the date of this filing, there is no order confirming a plan of reorganization, arrangement or liquidation that has been entered by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of the registrant or its parent.

Key Highlights for Third Quarter 2024

•  Northern California stores: In Q3 2024, the Company aligned three Northern California stores with the Company’s standard operational protocols. This strategic move included streamlining discount structures, standardizing markups, reallocating staffing hours to peak operational periods, and deploying a consistent ERP system across all locations. These efforts contributed to improved efficiency and consistency across the stores.

•  Improved Gross Margins: As a direct result, targeted pricing strategies, and operational realignment, the Company reported an increase in gross margins, reaching 56% in Q3 2024, compared to the previous quarter.

•  Revenue Growth: Revenues from continuing operations increased by 15% quarter-over-quarter, bolstered by the enhanced operational measures. Compared to the same period last year, revenues from continuing operations saw an impressive 182% increase, driven by the consolidation of the Northern California stores and supported by growth in the Korova brand.

•  Cost Management and Expenditure Reduction: In line with the Company’s commitment to operational efficiency, management undertook a comprehensive review of expenses, aligning them closely with revenue generation. This process included two strategic workforce reductions in the third quarter and a targeted decrease in corporate overhead. These measures were designed to streamline costs and support sustainable growth. Selling, general, and administrative (SG&A) expenses decreased to $14.8 million for the nine months ending September 30, 2024, down from $30.3 million in the prior-calendar year period, underscoring Blüm’s commitment to operational efficiency.

•  Debt Reduction Achieved: Blüm reduced its debt to $9.2 million as of September 30, 2024, a 68% reduction since the start of the year, and $55.5 million as of December 2021 an 83% reduction, enhancing financial flexibility and positioning the Company to capitalize on growth opportunities.

•  Beginning Shareholder Base Broadening Strategy: Blüm initiated a strategy to expand its shareholder base by attracting retail investors with a goal to add 5,000 to 10,000 new retail shareholders and enhance the Company’s market presence.

•  Reinvigorating the Korova Brand: The Company enhanced its Korova brand, leveraging the expertise of its original founders to reinforce Korova’s position as a leading premium cannabis brand in California through emphasis on potency, quality, and innovation.

Key Highlights Post-Third-Quarter 2024

•  Operational Developments: Blüm executed initiatives to streamline operations and expand its market presence, including consolidating three Northern California dispensaries, adding approximately $3 million in quarterly revenue. Efforts also focused on cost reductions, workforce optimization, and technology adoption.

•  Disposition of Blüm Oakland and Blüm San Leandro: On November 5, 2024, Blüm Holdings, through its subsidiary Unrivaled Brands, Inc., completed the sale of Blüm Oakland and Blüm San Leandro to VLPS, LLC for a combined $3.18 million through liability assumption. This divestiture allows Blüm to optimize its retail footprint and focus on high-performing locations.

•  Unrivaled Brands Chapter 11 Bankruptcy: Earlier this month, Unrivaled Brands, Inc. filed for Chapter 11 bankruptcy due to lawsuits from People’s California LLC and activist investor Frank Kavanaugh. Despite these challenges, Blüm reduced total liabilities by $59.1 million—from $125.3 million in December 2021 to approximately $66.2 million as of September 2024—demonstrating resilience and financial stability. This would be a net reduction of $90.8 million compared to pro forma liabilities as of September 30, 2024 of $34.5 million. Refer to the unaudited pro forma information as of September 30, 2024 below.

Patty Chan, Chief Financial Officer of Blüm Holdings, stated: “The Northern California stores and the implementation of consistent operational practices have significantly strengthened our financial and operational foundation. We are confident that these enhancements position us well for continued growth and profitability.”

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://blumholdings.com.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

	(in thousands)
	September 30,	December 31,
	2024	2023
Current Assets	$3,549	$4,693
Long-Term Assets	35,129	27,378
Total Assets	$38,678	$32,071

Current Liabilities	$51,868	$62,548
Long-Term Liabilities	14,288	15,219
Total Liabilities	66,156	77,767

Mezzanine Equity and Stockholders' Deficit	(27,478)	(45,696)

Total Liabilities and Stockholders' Deficit	$38,678	$32,071

	(in thousands)
	Three Months Ended
	September 30,	June 30,
	2024	2024
Revenue	$4,364	$3,795
Cost of Goods Sold	1,916	2,203
Gross Profit	$2,448	$1,592
Gross Profit %	56%	42%

Operating Expenses	4,648	8,174
Loss from Operations	(2,200)	(6,582)

Less: Other (Income) Expense	996	(13,976)
Income (Loss) from Continuing Operations Before Taxes	(3,196)	7,394

Provision for Income Tax Expense for Continuing Operations	(431)	(262)
Net Income (Loss) from Continuing Operations	$(3,627)	$7,132

Net Income (Loss) from Discontinued Operations, Net of Tax	(112)	16,232
Net Income (Loss)	(3,739)	23,364

Non-Controlling Interests	(395)	(479)
Net Income (Loss) Attributable to Blum Holdings, Inc.	$(3,344)	$23,843

Basic and Diluted Loss per Share:
Net Income (Loss) from Continuing Operations per Common Share - Basic	$(0.40)	$0.78
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(0.40)	$0.65

	September 30, 2024
		Less: Estimated
($ in thousands)	Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
Current Asset	$3,549	$(1,197)	$2,352
Long-Term Assets	35,129	(10,109)	25,020
Total Assets	$38,678	$(11,306)	$27,372

Current Liabilities	$51,868	$(26,824)	$25,044
Long-Term Liabilities	14,288	(4,837)	9,451
Total Liabilities	$66,156	$(31,661)	$34,495

The unaudited pro forma information is presented as if the Chapter 11 petition had occurred on September 30, 2024 and has been prepared to illustrate the estimated effects of the Chapter 11 petition. The estimated pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. The unaudited pro forma information is not necessarily indicative of what the Company’s financial condition would have been for the period presented.

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